MEDIA & ENTERTAINMENT HOLDINGS, INC.
ANNOUNCES FULFILLMENT OF CONDITION FOR EXTENSION TO COMPLETE A
BUSINESS COMBINATION

For Immediate Release

NEW YORK, NY -- July 11, 2008 -- Media & Entertainment Holdings, Inc. (AMEX: TVH.U) (the “Company”) announced today that it has satisfied the condition it had agreed to at the time of its IPO to enter into a letter of intent for a business combination by July 14, 2008.  The Company will make an additional announcement in the event it enters into a definitive agreement to complete a business combination.

Safe Harbor Statement

This press release contains statements that are forward looking as that term is defined in the Private Securities Litigation Reform Act of 1995.

These statements are based on current expectations that are subject to risks and uncertainties. In this connection, there can be no assurance that the Company will enter into a definitive agreement relating to a business combination, that the Company will be able to mail a proxy statement seeking stockholder approval of the business combination by January 14, 2009 or that such business combination will be consummated by March 14, 2009, which is the date by which the Company is required by its certificate of incorporation to dissolve if it has not consummated a business combination.

Media Contact:                    Jenna Focarino
Brainerd Communicators
(212) 986-6667